Exhibit 10.1

PSB HOLDINGS, INC.
2005 STOCK-BASED INCENTIVE PLAN

FORM OF

STOCK OPTION AGREEMENT
(OUTSIDE DIRECTORS)

A.                                   STOCK OPTIONS for a total of       shares of Common Stock, par value $.10 per share, of PSB Holdings, Inc. (the “Company”) are hereby granted to                         (the “Participant”).  Reload Options and Stock Appreciation Rights with respect to a total of               shares are also granted to the Participant and relate to the Options granted hereunder.  The grant and terms of the Options, Reload Options and Stock Appreciation Rights shall be subject in all respects to the PSB Holdings, Inc. 2005 Stock-Based Incentive Plan (the “Plan”).  The terms of this Stock Option Agreement are subject to the terms and conditions of the Plan.

B.                                     The Option exercise price of Common Stock is $10.60 per share, the Fair Market Value (as defined in the Plan) of the Common Stock on November 7, 2005, the date of grant.

C.                                     The Options granted hereunder shall vest in five (5) equal annual installments, with the first installment becoming exercisable on the first anniversary of the date of grant, or November 7, 2006, and succeeding installments on each anniversary thereafter through November 7, 2010.  The Options granted hereunder may be exercised for up to ten (10) years from the date of grant, subject to sub-paragraph D below.

D.                                    If Participant ceases to maintain service with the Company or its affiliates, including Putnam Savings Bank (the “Bank”) for any reason other than Disability (as defined in the Plan), death, Retirement  (as defined in the Plan) or following a Change in Control (as defined in the Plan), Options will be exercisable only as to those Options which have vested at the time of such cessation of service and will be exercisable for a period of up to one (1) year following such cessation of service.  If Participant ceases to maintain service with the Bank or the Company due to death, Disability, Retirement or following a Change in Control, Options granted hereunder, whether or not exercisable at such time, will become exercisable by the Participant (or his/her legal representative or beneficiary) for one (1) year following the date of termination of service.  In no event will the period of exercise extend beyond the expiration of the Option term.

E.                                      Reload Options are hereby granted with respect to all Options granted hereunder and apply if the Participant exchanges shares of Common Stock in satisfaction of all or a portion of the exercise price of an original Option grant.  The Reload Option represents an additional option to acquire the same number of shares of Common Stock as is exchanged by the Participant to pay for the original Option.  Reload Options may also be provided to the extent that a Participant exchanges shares in satisfaction of any tax withholding obligation.  A Reload Option is subject to all the same terms and conditions as the original Option except that (i) the exercise price of the shares of Common Stock subject to the Reload Option will be determined at the time the original Option is exercised and (ii) such Reload Option will conform to all provisions of the Plan at the time that the original Option is exercised and (iii) a Reload Option issued on the exercise of an Incentive Stock Option may be an Incentive Stock Option or a Non-statutory Stock Option.

F.                                      Stock Appreciation Rights (“SARs”) are hereby granted with respect to all Options granted hereunder.  SARs are granted in tandem with the Options granted hereunder and the exercise of one will cause the cancellation of the other.  If the Participant exercises SARs, the Participant will not be required to pay the exercise price of the related Option and will be entitled to receive Common Stock of the Company equal in value to the difference between the Fair Market Value of the Common Stock on the date of exercise and the exercise price of the related Options (which will be cancelled).

Example:  Participant receives 1,000 Options and related SARs.  The Options have an exercise price of $12.  When the Company Stock is trading at $18, the Participant exercises 300 SARs.  Because the Participant has exercised SARs, the Participant does not have to pay the exercise price.  The Participant receives 100 shares of the Company stock.

$18		Common Stock
- $12		exercise price
$6		SAR value
x 300		SARs exercised
$1,800	/18	Common Stock = 100 shares

G.                                     Options may not be exercised if the issuance of shares of Common Stock of the Company upon such exercise would constitute a violation of any applicable federal or state securities or other law or regulation.  The Participant, as a condition to exercise of the Options, shall represent to the Company that the shares of Common Stock of the Company that he acquires pursuant to such exercise are being acquired by such Participant for investment and not with a present view to distribution or resale, unless counsel for the Company is then of the opinion that such a representation is not required under the Securities Act of 1933 or any other applicable law, regulation, or rule of any governmental agency.

H.                                    In the discretion of the Board of Directors, vested Options may be transferred, subject to any limitations on transferability imposed by the Board of Directors.

I.                                         A copy of the Plan is enclosed and your attention is invited to all the provisions of the Plan.  You will observe that you are not required to exercise the Options as to any particular number or shares at one time, but the Options must be exercised, if at all and to the extent exercised, by no later than ten years and one day from the date of grant.  The Options may be exercised during such term only in accordance with the terms of the Plan.  In the event of any inconsistency between this Stock Option Agreement and the Plan, the terms of the Plan will control.

J.                                        All exercises of the Options must be made by executing and returning the Notice of Exercise of Stock Options attached hereto as Exhibit A, and upon receipt of any shares of Common Stock upon the exercise of any Options, the recipient shall complete and return to the Company the Acknowledgment of Receipt of Stock Option Shares attached hereto as Exhibit B.

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K.                                    The Participant acknowledges receipt of a copy of the PSB Holdings, Inc. 2005 Stock-Based Incentive Plan and represents that he is familiar with the terms and provisions thereof.  The Participant hereby accepts the Options subject to all the terms and provisions of such Plan.  The Participant hereby agrees to accept as binding, conclusive, and final all decisions and interpretations of the Committee established to administer such Plan upon any questions arising under such plan.

Dated:

ATTEST:	PSB HOLDINGS, INC.

WITNESS:	PARTICIPANT

This Stock Option Agreement must be executed in duplicate originals, with one original retained by the Company and one original retained by the Participant

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EXHIBIT A

NOTICE OF EXERCISE OF STOCK OPTIONS
(BY OUTSIDE DIRECTORS)

I hereby exercise the stock option (the “Option”) granted to me by PSB Holdings, Inc. (the “Company”) or its affiliate, subject to all the terms and provisions set forth in the Stock Option Agreement (the “Agreement”) and the PSB Holdings, Inc. 2005 Stock-Based Incentive Plan (the “Plan”) referred to therein, and notify you of my desire to purchase                    shares of common stock of the Company (“Common Stock”) for a purchase price of $          per share.

Enclosed please find (check one):

☐                                    My check in the sum of $       , or electronic funds transfer (EFT) in the sum of $           in full payment of the purchase price.

☐                                    Stock of the Company with a fair market value of $       in full payment of the purchase price.*

☐                                    My check in the sum of $        and stock of the Company with a fair market value of $      , in full payment of the purchase price.*

☐                                    Please sell        Shares from my Option Shares through a broker in full/partial payment of the purchase price.

I understand that after this exercise,              shares of Common Stock remain subject to the Option, subject to all terms and provisions set forth in the Agreement and the Plan.

I hereby represent that it is my intention to acquire these shares for the following purpose:

☐                                    investment

☐                                    resale or distribution

Please note: if your intention is to resell (or distribute within the meaning of Section 2(11) of the Securities Act of 1933) the shares you acquire through this Option exercise, the Company or transfer agent may require an opinion of counsel that such resale or distribution would not violate the Securities Act of 1933 prior to your exercise of such Option.

Dated:	,	.
Participant’s signature

*                                         If I elect to exercise by exchanging shares I already own, I will constructively return shares that I already own to purchase the new option shares.  If my shares are in certificate form, I must attach a separate statement indicating the certificate number of the shares I am treating as having exchanged.  If the shares are held in “street name” by a registered broker, I must provide the Company with a notarized statement attesting to the number of shares owned that will be treated as having been exchanged.  I will keep the shares that I already own and treat them as if they are shares acquired by the option exercise.  In addition, I will receive additional shares equal to the difference between the shares I constructively exchange and the total new option shares that I acquire.

EXHIBIT B

ACKNOWLEDGMENT OF RECEIPT OF STOCK OPTION SHARES

I hereby acknowledge the delivery to me by PSB Holdings, Inc. (the “Company”) or its affiliate on                                   , of stock certificates for                     shares of common stock of the Company purchased by me pursuant to the terms and conditions of the Stock Option Agreement and the PSB Holdings, Inc. 2005 Stock-Based Incentive Plan, as applicable, which shares were transferred to me on the Company’s stock record books on                     .

Dated:

Participant’s signature